Exhibit 99.1

Sachem Capital Corp. Announces Appointment of Jeffery C. Walraven to the Board of Directors

BRANFORD, Conn. – August 26, 2024 – Sachem Capital Corp. (the “Company” or “Sachem Capital”), announced today that its Board of Directors (the “Board”) has appointed Jeffery C. Walraven to the Board, effective August 21, 2024. Mr. Walraven will also stand for election at the Company’s 2024 Annual Meeting of Shareholders.

“We are pleased to welcome Jeffery Walraven to our Board,” said John L. Villano, CEO and Chairman of the Board of Sachem Capital. “Jeff’s deep experience in the real estate industry, especially in public company leadership, accounting and capital markets, will be invaluable to Sachem Capital as we grow our business and pursue value creation for our shareholders.”

Mr. Walraven is Co-Founder and Chief Operating Officer of Freehold Properties, Inc., a real estate investment trust (REIT), since its formation in 2019. He has also served as an independent director and member of the audit committee of Broad Street Realty, Inc. (OTCQX: BRST), a real estate company that owns, operates, develops, and redevelops primarily essential grocery-anchored shopping centers and mixed-use properties, since 2023. From 2014 to 2019, Mr. Walraven served as Executive Vice President and Chief Financial Officer of MedEquities Realty Trust, Inc. (formerly NYSE: MRT) and previously served in various leadership roles at BDO USA, LLP, an international accounting firm, from 2007 to 2014.

“Jeff’s appointment is a meaningful step in Sachem Capital’s efforts to refresh the Board,” added Brian Prinz, independent director and Chair of the Nominating and Corporate Governance Committee. “Jeff’s public company accounting and corporate finance expertise as well as his leadership experience align with the qualities we have been searching for in a new independent Board member.”

For further information, please refer to the Company’s Current Report on Form 8-K filed with the SEC on August 26, 2024.

About Sachem Capital Corp.

Sachem Capital Corp. is a mortgage REIT that specializes in originating, underwriting, funding, servicing, and managing a portfolio of loans secured by first mortgages on real property. It offers short-term (i.e. three years or less) secured, nonbanking loans to real estate investors to fund their acquisition, renovation, development, rehabilitation, or improvement of properties. The Company’s primary underwriting criteria is a conservative loan to value ratio. The properties securing the loans are generally classified as residential or commercial real estate and, typically, are held for resale or investment. Each loan is secured by a first mortgage lien on real estate and is personally guaranteed by the principal(s) of the borrower. The Company also makes opportunistic real estate purchases apart from its lending activities.

Forward Looking Statements

This press release may contain forward-looking statements. All statements other than statements of historical facts contained in this press release, including statements regarding our future results of operations and financial position, strategy and plans, and our expectations for future operations, are forward-looking statements. Such forward-looking statements are subject to several risks, uncertainties and assumptions as described in the Annual Report on Form 10-K for 2023 filed with the U.S. Securities and Exchange Commission (the “SEC”) on April 1, 2024. Because of these risks, uncertainties and assumptions, any forward-looking events and circumstances discussed in this press release may not occur. You should not rely upon forward-looking statements as predictions of future events. Neither the Company nor any other person assumes responsibility for the accuracy and completeness of any of these forward-looking statements. The Company disclaims any duty to update any of these forward-looking statements. All forward-looking statements attributable to the Company are expressly qualified in their entirety by these cautionary statements as well as others made in this press release. You should evaluate all forward-looking statements made by the Company in the context of these risks and uncertainties.

Important Additional Information and Where to Find It

The Company intends to file a proxy statement on Schedule 14A, an accompanying proxy card, and other relevant documents with the SEC in connection with its solicitation of proxies from the Company’s shareholders for the Company’s 2024 Annual Meeting of Shareholders. THE COMPANY’S SHAREHOLDERS ARE STRONGLY ENCOURAGED TO READ THE COMPANY’S DEFINITIVE PROXY STATEMENT (INCLUDING ANY AMENDMENTS OR SUPPLEMENTS THERETO), THE ACCOMPANYING PROXY CARD, AND ALL OTHER DOCUMENTS FILED WITH THE SEC CAREFULLY AND IN THEIR ENTIRETY WHEN THEY BECOME AVAILABLE BECAUSE THEY WILL CONTAIN IMPORTANT INFORMATION. Investors and shareholders may obtain a copy of the definitive proxy statement, an accompanying proxy card, any amendments or supplements to the definitive proxy statement and other documents filed by the Company with the SEC at no charge at the SEC’s website at www.sec.gov. Copies will also be available at no charge by clicking the “SEC Filings” link in the “Investor” section of the Company’s website, http://sachemcapitalcorp.com, or by contacting investors@sachemcapitalcorp.com as soon as reasonably practicable after such materials are electronically filed with, or furnished to, the SEC.

Participants in the Solicitation

The Company, its directors, certain of its officers, and other employees may be deemed to be “participants” (as defined in Section 14(a) of the Securities Exchange Act of 1934, as amended) in the solicitation of proxies from the Company’s shareholders in connection with matters to be considered at the Company’s 2024 Annual Meeting of Shareholders.

Information about the names of the Company’s directors and officers, their respective interests in the Company by security holdings or otherwise, and their respective compensation is set forth in the sections entitled “Election of Directors,” “Compensation of Directors,” “Executive Compensation,” and “Security Ownership of Certain Beneficial Owners” of the Company’s Proxy Statement on Schedule 14A in connection with the 2023 Annual Meeting of Shareholders, filed with the SEC on August 4, 2023 (available here) and the Company’s Annual Report on Form 10-K, filed with the SEC on April 1, 2024 (available here). To the extent the security holdings of directors and executive officers have changed since the amounts described in these filings, such changes are set forth on Initial Statements of Beneficial Ownership on Form 3 or Statements of Change in Ownership on Form 4 filed with the SEC, which can be found at no charge at the SEC’s website at www.sec.gov. Updated information regarding the identity of potential participants and their direct or indirect interests, by security holdings or otherwise, in the Company will be set forth in the Company’s Proxy Statement on Schedule 14A for the 2024 Annual Meeting of Shareholders and other relevant documents to be filed with the SEC, if and when they become available. These documents will be available free of charge as described above.

Investor & Media Contact:

Email: investors@sachemcapitalcorp.com